                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                            June 27,     June 28,       June 27,     June 28,
                              1997         1996           1997         1996
                           ---------    ---------      ---------    ---------
FIRST QUARTER

Global commercial:
  U.S. commercial          $  604.8     $  475.4          40%          36%
  Europe                      380.7        300.3          26           23
  International                99.7         82.5           7            6
                           ---------    ---------      ---------    ---------
          Total             1,085.2        858.2          73           65

U.S. federal government:
  Department of Defense       267.8        296.9          18           23
  NASA                         76.0         75.7           5            6
  Civil agencies               59.8         73.1           4            6
                           ---------    ---------      ---------    ---------
          Total               403.6        445.7          27           35
                           ---------    ---------      ---------    ---------
Total revenues             $1,488.8     $1,303.9         100%         100%
                           =========    =========      =========    =========



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